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                                  EXHIBIT 21

              LIST OF SUBSIDIARIES OF P&L COAL HOLDINGS CORPORATION
                              AS OF MARCH 31, 1999

Carbones Peabody de Venezuela, C.A.
Darex Capital Inc.
Dolphin Properties Pty Limited
Peabody Australasia Pty Limited
Peabody Australia Limited
Peabody Bengalla Investments Pty Limited
Peabody Bengalla Pty Limited
Peabody Coal Limited
Peabody Finance Limited
Peabody Investments (Australia) Pty Limited
Peabody Minerals Pty. Limited
Peabody Mining Investments Pty Limited
Peabody Mining Services Pty Limited
Peabody Mount Arthur North Pty Limited
Peabody Resources Corporation (Malaysia) Sdn. Bdn.
Peabody Resources Limited
Peabody Resources Staff Retirement Fund Pty. Limited
Peabody Sub Holdings Pty Limited
Peabody Turkish Investments Limited
Ravensworth Coal Trust
Ravensworth Pastoral Co. Pty Limited
Rylandes Insurance Co. Pty Limited
Survga Pty Limited
The Energy Group Australia Pty Limited
CL Funding, L.L.C.
CL Hartford, L.L.C.
CL Power Sales One, L.L.C.
CL Power Sales Two, L.L.C.
CL Power Sales Three, L.L.C.
CL Power Sales Four, L.L.C.
CL Power Sales Five, L.L.C.
CL Power Sales Six, L.L.C.
CL Power Sales Seven, L.L.C.
CL Power Sales Eight, L.L.C.
CL Power Sales Nine, L.L.C.
CL Power Sales Ten, L.L.C.
CL Power Sales Eleven, L.L.C.
CL Power Sales Twelve, L.L.C.
CL Power Sales Thirteen, L.L.C.
CL Power Sales Fourteen, L.L.C.
CL Power Sales Fifteen, L.L.C.
CL Power Sales Sixteen, L.L.C.
CL Power Sales Seventeen, L.L.C.
CL Power Sales Eighteen, L.L.C.
CL Power Sales Nineteen, L.L.C.
CL Power Sales Twenty, L.L.C.
Citizens Power Holdings One, L.L.C.
Chateaugay Holdings, L.L.C.*
Citizens Power L.L.C.
Citizens Power Sales
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Hartford Power Sales, L.L.C.

Arid Operations, Inc.
Darius Gold Mine, Inc.
Gold Fields Chile, S.A.
Gold Fields Mining Corporation
Gold Fields Operating Co. - Ortiz
Peabody America, Inc.
Peabody Holding Company, Inc.
Affinity Mining Company
Big Sky Coal Company
Black Beauty Coal Company
Blackrock First Capital Corporation
Bluegrass Coal Company
Caballo Coal Company
Charles Coal Company
Coal Properties Corp.
Cook Mountain Coal Company
Cottonwood Land Company
EACC Camps, Inc.
Eastern Associated Coal Corp.
Eastern Royalty Corp.
Gallo Finance Company
Grand Eagle Mining, Inc.
Hayden Gulch Terminal, Inc.
Independence Material Holding Company
Interior Holding Corp.
James River Coal Terminal Company
Juniper Coal Company
Kayenta Mobile Home Park, Inc.
Martinka Coal Company
Midco Supply and Equipment Corporation
Mountain View Coal Company
North Page Coal Company
Ohio County Coal Company
Patriot Coal Company L.P.
Peabody COALSALES Company
Peabody COALTRADE, Inc.
Peabody Coal Company
Peabody Development Company
Peabody Energy Solutions, Inc.
Peabody Natural Resources Company
Peabody Terminals, Inc.
Peabody Venezuela Coal Corp.
Peabody Western Coal Company
Pine Ridge Coal Company]Powder River Coal Company
Rio Escondido Coal Corp.
Seneca Coal Company
Sentry Mining Company
Snowberry Land Company
Sterling Smokeless Coal Company
Thoroughbred, L.L.C.
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* subsequently sold to an unrelated party